Exhibit 23.3
                                  ------------

/Letterhead/






                         CONSENT OF INDEPENDENT AUDITORS




We hereby consent to the use of our report dated April 8, 2005, with respect to the financial statements included in the filing of the Registration Statement (Form SB-2) of Paradigm Medical Industries, Inc. for the fiscal year ended December 31, 2004.



/S/ Chisholm, Bierwolf & Nilson, LLC

Chisholm, Bierwolf & Nilson, LLC
Bountiful, Utah
June 22, 2005